Exhibit 23     Consent of Independent Registered Public Accounting Firm.
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 2-78713, 333-83336, 333-105999 and 333-110739) and on Form S-8 (Nos. 333-89711 and 333-111555, 333-124528 and 333-128710) of Alcan Inc., of our report dated 1 March 2007 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting which appears under Item 8 of this Annual Report on Form 10-K. We also consent to the reference to us under the heading “Controls and Procedures” in this Form 10-K.

Montreal, Canada
1 March 2007	/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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